Exhibit 10.7

PATENT ASSIGNMENT AGREEMENT

This PATENT ASSIGNMENT AGREEMENT (“Patent Assignment”), dated as of September 29, 2022, is made by CleanCore Solutions, LLC (“Seller”), a Delaware limited liability company, located at 1004 Farnam Street, Suite 400, Omaha, Nebraska 68102 (“Assignor”), in favor of CC Acquisition Corp., a Nevada corporation (“Assignee”), the purchaser of certain assets of Assignor pursuant to the Purchase and Sale Agreement between Assignee and Assignor dated as of October 17, 2022 (the “Purchase Agreement”).

WHEREAS, under the terms of the Purchase Agreement, Assignor has conveyed, transferred, and assigned to Assignee, among other assets, certain intellectual property of Assignor, and has agreed to execute and deliver this Patent Assignment, for recording with the United States Patent and Trademark Office;

NOW THEREFORE, the parties agree as follows:

1. Assignment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby irrevocably conveys, transfers, and assigns to Assignee, and Assignee hereby accepts, all of Assignor's right, title, and interest in and to the following (the “Assigned IP”):

(a) the patent applications set forth on Schedule 1 hereto and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations, and renewals thereof (the “Patents”);

(b) all rights of any kind whatsoever of Assignor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

(c) any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(d) any and all claims and causes of action, with respect to any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and _other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2. Recordation and Further Actions. Assignor hereby authorizes the Commissioner for Patents in the United States Patent and Trademark Office to record and register this Patent Assignment upon request by Assignee. Following the date hereof, Assignor shall take such steps and actions, and provide such cooperation and assistance to Assignee and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be necessary to effect, evidence, or perfect the assignment of the Assigned IP to Assignee, or any assignee or successor thereto.

3. Terms of the Purchase Agreement. The parties hereto acknowledge and agree that this Patent Assignment is entered into pursuant to the Purchase Agreement, to which reference is made for a further statement of the rights and obligations of Assignor and Assignee with respect to the Assigned IP. The representations, warranties, covenants, agreements, and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4. Counterparts. This Patent Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same agreement. A signed copy of this Patent Assignment delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Patent Assignment.

5. Successors and Assigns. This Patent Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6. Governing Law. This Patent Assignment and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based upon, arising out of, or relating to this Patent Assignment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor has duly executed and delivered this Patent Assignment as of the date first above written.

CleanCore Solutions, LLC

By:	/s/ Lisa Roskens
Name:	Lisa Roskens
Title:	President

Address for Notices:	1004 Farnam Street,
Suite 400 Omaha, NE
68102

AGREED TO AND ACCEPTED:	CC Acquisition Corp.

	By:	/s/ Matthew Atkinson
	Name:	Matthew Atkinson
	Title:	CEO

SCHEDULE 1 ASSIGNED PATENTS

Patent Applications

Title	Jurisdiction	Status	Application/ Publication Number	Filing Date
Ozonated Liquid Dispensing Unit	US	Issued	9,174,845	16-Jun-2010
Ozonated Liquid Dispensing Unit	US	Issued	9,522,348	17-Jan-2013
Ozonated Liquid Dispensing Unit	CA	Issued	2,802,311	11-Dec-2012
Ozonated Liquid Dispensing Unit	CA	Issued	2,896,332	23-Jun-2015
Ozonated Liquid Dispensing Unit	AU	Issued	2016256691	17-Jan-2014
Ozonated Liquid Dispensing Unit	US	Issued	10,479,683	19-Dec-2016
Apparatus for Generating Aqueous Ozone	US	Issued	11,033,647	10-May-2018
Apparatus for Generating Aqueous Ozone	CA	Pending	3087323	31-Dec-2018
Apparatus for Generating Aqueous Ozone	US	Published	17/347,364	14-Jun-2021

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